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                                                                    EXHIBIT 99.1

                               2003 STOCK PLAN OF

                         THE IMMUNE RESPONSE CORPORATION

                                  (AS AMENDED)

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                                TABLE OF CONTENTS

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SECTION 1.   ESTABLISHMENT AND PURPOSE...................................................................       1

SECTION 2.   DEFINITIONS.................................................................................       1

   (a)      "Board of Directors".........................................................................       1
   (b)      "Change in Control"..........................................................................       1
   (c)      "Code".......................................................................................       2
   (d)      "Consultant".................................................................................       2
   (e)      "Committee"..................................................................................       2
   (f)      "Company"....................................................................................       2
   (g)      "Officer"....................................................................................       2
   (h)      "Employee"...................................................................................       2
   (i)      "Exchange Act"...............................................................................       2
   (j)      "Exercise Price".............................................................................       2
   (k)      "Fair Market Value"..........................................................................       2
   (l)      "ISO" .......................................................................................       3
   (m)      "Nonstatutory Option"........................................................................       3
   (n)      "Officer"....................................................................................       3
   (o)      "Offeree"....................................................................................       3
   (p)      "Option".....................................................................................       3
   (q)      "Optionee"...................................................................................       3
   (r)      "Outside Director"...........................................................................       3
   (s)      "Plan".......................................................................................       3
   (t)      "Predecessor Plan" ..........................................................................       3
   (u)      "Purchase Price".............................................................................       3
   (v)      "Service"....................................................................................       3
   (w)      "Share"......................................................................................       3
   (x)      "Stock"......................................................................................       3
   (y)      "Stock Option Agreement".....................................................................       3
   (z)      "Stock Purchase Agreement"...................................................................       4
   (aa)     "Subsidiary".................................................................................       4
   (bb)     "Total and Permanent Disability".............................................................       4

SECTION 3.   ADMINISTRATION..............................................................................       4

   (a)      Committee Membership.........................................................................       4
   (b)      Disinterested Directors......................................................................       4
   (c)      Committee Procedures.........................................................................       4
   (d)      Committee Responsibilities...................................................................       4

SECTION 4.   ELIGIBILITY.................................................................................       5

   (a)      General Rule.................................................................................       5
   (b)      Ten-Percent Stockholders.....................................................................       5
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   (c)      Attribution Rules............................................................................       6
   (d)      Outstanding Stock............................................................................       6

SECTION 5.   STOCK SUBJECT TO PLAN.......................................................................       6

   (a)      Basic Limitation.............................................................................       6
   (b)      Additional Shares............................................................................       6

SECTION 6.   TERMS AND CONDITIONS OF AWARDS OR SALES.....................................................       6

   (a)      Stock Purchase Agreement.....................................................................       6
   (b)      Duration of Offers and Nontransferability of Rights..........................................       7
   (c)      Purchase Price...............................................................................       7
   (d)      Withholding Taxes............................................................................       7
   (e)      Restrictions on Transfer of Shares...........................................................       7
   (f)      Shareholder Approval.........................................................................       7

SECTION 7.   TERMS AND CONDITIONS OF OPTIONS.............................................................       7

   (a)      Stock Option Agreement.......................................................................       7
   (b)      Number of Shares.............................................................................       8
   (c)      Exercise Price...............................................................................       8
   (d)      Withholding Taxes............................................................................       8
   (e)      Exercisability and Term......................................................................       8
   (f)      Nontransferability...........................................................................       8
   (g)      Termination of Service (Except by Death).....................................................       8
   (h)      Leaves of Absence............................................................................       9
   (i)      Death of Optionee............................................................................       9
   (j)      No Rights as a Stockholder...................................................................       9
   (k)      Modification, Extension and Renewal of Options...............................................       9
   (l)      Restrictions on Transfer of Shares...........................................................      10
   (m)      Shareholder Approval.........................................................................      10

SECTION 8.   PAYMENT FOR SHARES..........................................................................      10

   (a)      General Rule.................................................................................      10
   (b)      Surrender of Stock...........................................................................      11
   (c)      Exercise/Sale................................................................................      11
   (d)      Exercise/Pledge..............................................................................      11
   (e)      Services Rendered............................................................................      11
   (f)      Promissory Note..............................................................................      11
   (g)      Surrender of Option..........................................................................      11

SECTION 9.   ADJUSTMENT OF SHARES........................................................................      12

   (a)      General......................................................................................      12
   (b)      Reorganizations..............................................................................      12
   (c)      Reservation of Rights........................................................................      12

SECTION 10.  SECURITIES LAWS.............................................................................      12

SECTION 11.  NO EMPLOYMENT RIGHTS........................................................................      13

SECTION 12.  DURATION AND AMENDMENTS.....................................................................      13
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   (a)      Term of the Plan.............................................................................      13
   (b)      Right to Amend or Terminate the Plan.........................................................      13
   (c)      Effect of Amendment or Termination...........................................................      13
   (d)      Predecessor Plan Incorporation...............................................................      14

SECTION 13.  EXECUTION...................................................................................      15
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                               2003 STOCK PLAN OF

                         THE IMMUNE RESPONSE CORPORATION

                           EFFECTIVE FEBRUARY 25, 2003

                        AS AMENDED THROUGH JUNE 14, 2005

SECTION 1. ESTABLISHMENT AND PURPOSE.

      The 2003 Stock Plan of The Immune Response Corporation (the "Plan") was established in 2003 to offer selected employees, directors, advisers and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock.

      The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code. The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act.

SECTION 2. DEFINITIONS.

            (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

            (b) "Change in Control" shall mean any of the following events:

                  (1) a change in the composition of the Board of Directors that occurs as a result of which fewer than two-thirds of the incumbent directors are directors ("Continuing Directors") who either had been directors of the Company 24 months prior to such change, or were elected or nominated for election to the Board with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

                  (2) any person is or becomes the beneficial owner (directly or indirectly) of at least 25% of the combined voting power of the Company's outstanding securities, and such ownership has not been approved by a majority of the Continuing Directors; or

                  (3) any person is or becomes the beneficial owner (directly or indirectly) of at least 50% of the combined voting power of the Company's outstanding securities.

      For purposes of paragraphs (2) and (3), a change in the relative beneficial ownership by reason of the Company's repurchase of its own securities will be disregarded.

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      For the purposes of paragraph (3), a Change in Control will not be deemed to have occurred if any person is or becomes the beneficially owner of at least 50% of the Company's outstanding securities through the purchase and subsequent conversion, exercise or exchange of, convertible notes and warrants issued pursuant to that certain Note Purchase Agreement, dated November 11, 2001, as amended.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Consultant" shall mean an independent contractor or advisor who performs services for the Company or a Subsidiary (other than a member of the Board of Directors of the Company or a Subsidiary).

            (e) "Committee" shall mean a committee of the Board of Directors, as described in Section 3(a).

            (f) "Company" shall mean The Immune Response Corporation, a Delaware corporation.

            (g) "Director" shall mean a member of the Board of Directors of the Company or of a Subsidiary.

            (h) "Employee" shall mean any individual who is a common-law employee of the Company or a Subsidiary.

            (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (j) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

            (k) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

                  (i) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report;

                  (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

                  (iii) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.; and

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                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

            (l) "ISO" shall mean an employee incentive stock option described in section 422(b) of the Code.

            (m) "Nonstatutory Option" shall mean an employee stock option not described in sections 422 or 423 of the Code.

            (n) "Officer" shall mean an Employee of the Company holding a title and position of vice president or higher and any "officer" within the meaning of that term for the purposes of Section 16(b) of the Exchange Act.

            (o) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

            (p) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan (or the Predecessor Plan) and entitling the holder to purchase Shares.

            (q) "Optionee" shall mean an individual who holds an Option.

            (r) "Outside Director" shall mean a member of the Board of Directors of the Company or of a Subsidiary who is not an Employee.

            (s) "Plan" shall mean this 2003 Stock Plan of The Immune Response Corporation.

            (t) "Predecessor Plan" shall mean, collectively, the Company's 1989 Stock Plan, as amended to date, and all stock plans which are predecessor plans previously incorporated into the 1989 Stock Plan.

            (u) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

            (v) "Service" shall mean service as an Employee, Director or Consultant.

            (w) "Share" shall mean one share of Stock, as adjusted in accordance with Section 10 (if applicable).

            (x) "Stock" shall mean the Common Stock of the Company.

            (y) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

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            (z) "Stock Purchase Agreement" shall mean the agreement between the
Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

            (aa) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

            (bb) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SECTION 3. ADMINISTRATION.

            (a) Committee Membership. The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested members of the Board of Directors and shall meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Committee may delegate its functions to one or more members of the Board of Directors, who need not be disinterested directors, to administer the Plan with respect to Employees who are not Officers or Directors of the Company, and such delegated member of the Board of Directors may grant Shares and Options under the Plan to those Employees who are not Officers or Directors of the Company, and may determine the timing, number of Shares and other terms of such grants in a manner not inconsistent with the terms of this Plan.

            (b) Disinterested Directors. A member of the Board of Directors shall be deemed "disinterested" only if he or she satisfies (i) such requirements as the Securities and Exchange Commission may establish for disinterested administrators of plans designed to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

            (c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

            (d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                  (i) To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

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                  (iii) To authorize any person to execute, on behalf of the
      Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

                  (v) To select the Offerees and Optionees, except as otherwise provided in Section 9;

                  (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option, except as otherwise provided in Section 9;

                  (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                  (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

                  (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

                  (xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

            (a) General Rule. Employees, Consultants and Directors shall be eligible for designation as Optionees or Offerees by the Committee, provided that only Employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. During the first three years of the Plan, and annually thereafter, no more than 40% of the Shares covered by Awards under the Plan shall be made to individuals who are Officers, Directors or Consultants of the Company.

            (b) Ten-Percent Stockholders. An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant (unless made in reliance

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upon Section 25102(f) of the California Corporations Code) and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, an Employee, Consultant, or Director who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of a Nonstatutory Option unless the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant.

            (c) Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

            (d) Outstanding Stock. For purposes of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall include shares authorized for issuance under outstanding options held by the Employee or by any other person to the extent required by law.

SECTION 5. STOCK SUBJECT TO PLAN.

            (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 8,792,680 Shares, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Such authorized share reserve includes the number of shares available for issuance under the Predecessor Plan as last approved by the Company before the Predecessor Plan's incorporation into this Plan, including the shares subject to the outstanding Options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan.

            (b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, including Options granted under the Predecessor Plan, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.

            (a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are

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not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

            (b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant of such right was communicated to him or her by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

            (c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than 85 percent of the Fair Market Value of such Shares. The Purchase Price of Shares to be offered to a Ten-Percent Stockholder, as described in Section 4(b), under the plan shall be not less that 100% of the Fair Market Value of such shares. Subject to the two preceding sentences, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

            (d) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

            (e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, if a right of repurchase of the Company is exercised upon termination of employment of an Offeree, the repurchase price shall be set at not less than the original purchase price of the Shares, provided that the right to repurchase shall lapse at a rate of 20% of the Shares per year over 5 years from the date the Shares were awarded or sold. The right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment.

            (f) Shareholder Approval. Any award or sale of Shares under the Plan, other than those made in reliance upon Section 25102(f) of the California Corporations Code, shall be made subject to the approval of the Plan by a majority of the outstanding Shares of the Company entitled to vote. If the Plan is not approved by a majority of outstanding Shares of the Company entitled to vote within twelve months of the effective date of the Plan, any award or sale of Shares under the Plan shall be rescinded pursuant to Section 260.140.42(f) of Title 10 of the California Code of Regulations.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

            (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other

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terms and conditions which are not inconsistent with the Plan and which the
Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

            (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. Options granted to any Optionee in a single calendar year shall in no event cover more than 500,000 Shares, subject to adjustment in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

            (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

            (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

            (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, an Option granted to an individual other than an Officer, Director or Consultant shall become exercisable at a rate of at least 20% of the underlying Shares per year over 5 years from the date of grant of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability, retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

            (f) Nontransferability. During an Optionee's lifetime, his or her Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution.

            (g) Termination of Service (Except by Death). If an Optionee's Service terminates for any reason other than his or her death, then his or her Option(s) shall expire on the earliest of the following occasions:

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                  (i) The expiration date determined pursuant to Subsection (e)
      above;

                  (ii) The date 90 days after the termination of his or her Service for any reason other than Total and Permanent Disability; or

                  (iii) The date six months after the termination of his or her Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him or her by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination.

            (h) Leaves of Absence. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

            (i) Death of Optionee. If an Optionee dies while he or she is in Service, then his or her Option(s) shall expire on the earlier of the following dates:

                  (i) The expiration date determined pursuant to Subsection (e) above; or

                  (ii) The date six months after his or her death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Option(s) directly from him or her by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before his or her death or became exercisable as a result of his or her death. The balance of such Option(s) shall lapse when the Optionee dies.

            (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 9.

            (k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

            (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, if a right of repurchase of the Company is exercised upon termination of employment of an Optionee, the repurchase price shall be set at not less than the original purchase price of the Shares, provided that the right to repurchase shall lapse at a rate of 20% of the Shares per year over 5 years from the date the Option was granted. The right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment.

            (m) Shareholder Approval. Any grant of an Option to purchase Shares made under the Plan, other than those made in reliance upon Section 25102(f) of the California Corporations Code, shall be made subject to the approval of the Plan by a majority of the outstanding Shares of the Company entitled to vote. If the Plan is not approved by a majority of outstanding Shares of the Company entitled to vote within twelve months of the effective date of the Plan, any Option exercised to purchase Shares under the Plan shall be rescinded pursuant to Section 260.140.41(i) of Title 10 of the California Code of Regulations.

SECTION 8. PAYMENT FOR SHARES.

            (a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

                  (i) In the case of Shares sold under the terms of a Stock Purchase Agreement subject to the Plan, payment shall be made only pursuant to the express provisions of such Stock Purchase Agreement. However, the Committee (at its sole discretion) may specify in the Stock Purchase Agreement that payment may be made in one or both of the forms described in Subsections (e) and (f) below.

                  (ii) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b), (c), (d) or (f) below.

                  (iii) In the case of a Nonstatutory Option granted under the Plan to an Employee or a Consultant or to a Director, the Committee (at its sole discretion) may accept payment in one or more of the forms described in Subsections (b), (c), (d), or (f) below.

            (b) Surrender of Stock. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

            (c) Exercise/Sale. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

            (d) Exercise/Pledge. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

            (e) Services Rendered. To the extent that this Subsection (e) is applicable, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

            (f) Promissory Note. Except as otherwise prohibited by applicable law, including without limitation, the Sarbanes-Oxley Act of 2002 and to the extent that this Subsection (f) is applicable, a portion of the Purchase Price or Exercise Price, as the case may be, of Shares issued under the Plan may be payable by a full-recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon, and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of such note.

            (g) Surrender of Option. To the extent that this Subsection (g) is applicable, the Optionee may elect to have all or any part of an exercisable Option settled by receiving Shares in exchange for surrendering all or the appropriate part of that Option. The aggregate Fair Market Value of the Shares received by the Optionee (as of the date of exercise) shall be equal to the difference between the Exercise Price of the Option and the Fair Market Value of the Shares as to which the Option is exercised. Shares as to which Options have been settled under this Subsection (g) shall not be available for further Option grants under the Plan.

SECTION 9. ADJUSTMENT OF SHARES.

            (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate and proportionate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the limit set forth in Section 7(b), (ii) the number of Shares covered by each outstanding Option, or (iii) the Exercise Price under each outstanding Option.

            (b) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur earlier than 30 days after such acceleration is effective and Optionees have been notified of such acceleration. In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by an acceleration. The provisions of this Section 9(b) relating to mergers and other reorganizations may, in the Committee's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise provide for such treatment.

            (c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. SECURITIES LAWS.

      Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

      During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, the Company shall provide Offerees and Optionees with financial statements at least annually. This Section 10 shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

SECTION 11. NO EMPLOYMENT RIGHTS.

      No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 12. DURATION AND AMENDMENTS.

            (a) Term of the Plan. The Plan, as set forth herein, shall become effective on February 25, 2003. The Plan shall terminate automatically on February 25, 2013, and may be terminated on any earlier date pursuant to Subsection (c) below.

            (b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9), (ii) materially changes the class of persons who are eligible for the grant of ISOs or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, would materially increase the benefits accruing to participants under the Plan or would materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders within 12 months of any such amendment to the Plan. Stockholder approval shall not be required for any other amendment of the Plan, except as provided in the following sentence. During such period that the Plan is subject to the requirements of Section 25110 of the California Corporations Code, any amendment to increase the share reserve of the Plan shall not increase the total number of shares of Common Stock available for issuance under the Plan (and any other stock bonus plan or similar plan of the Company) to exceed 30% of the number of outstanding Shares (such term to include any convertible preferred and convertible senior common shares of the Company) at the time of any such increase, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding Shares of the Company entitled to vote.

            (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

            (d) Predecessor Plan Incorporation. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan. All options outstanding under the Predecessor Plan as of the date the Company's stockholders approve the amendment of the Plan to refer to the Predecessor Plan as such shall, immediately upon the date the Company's stockholders approve the amendment of the Plan to refer to the Predecessor Plan as such, be incorporated into the Plan and treated as outstanding Options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option. No provision of the Plan shall be deemed to adversely affect or otherwise diminish the rights or obligations of the holders of such incorporated Options with respect to their acquisition of shares of Common Stock which may exist under the terms of the Predecessor Plan under which such incorporated Option was issued. Subject to the rights of the optionee under the incorporated Option documents and Predecessor Plan, the discretion delegated to the Committee hereunder may be exercisable with respect to incorporated Options to the same extent as it is exercisable with respect to Options originally granted under this Plan.


                                             THE IMMUNE RESPONSE CORPORATION

                                              By /s/ Michael K. Green
                                                --------------------------------
                                                        Michael K. Green
                                                Chief Financial Officer and Vice
                                                      President of Finance

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